UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

CalciMedica, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39538	45-2120079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 19, 2024, CalciMedica, Inc. (the “Company”) and certain accredited investors (each an “Investor” and collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investors in a private placement (the “Private Placement”) an aggregate of 5,113,812 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and, to certain investors, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 351,352 shares of Common Stock. In each case, each Share (and/or Pre-Funded Warrant) will be accompanied by one Tranche A warrant (the “Tranche A Common Warrant”) to purchase one half of a share of Common Stock and one Tranche B warrant (the “Tranche B Common Warrant” and, together with the Tranche A Common Warrant, the “Common Warrants”) to purchase one half of a share of common stock, for an aggregate of up to 5,465,164 shares of Common Stock underlying the Common Warrants. The Purchase Price per Share and accompanying Common Warrants will be $3.70 (or $4.3915 for directors, employees or consultants participating in the Private Placement) (or $3.6999 per Pre-Funded Warrant and accompanying Common Warrants, which represents the price of $3.70 per Share and accompanying Common Warrants minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). In connection with the Private Placement, the Company and the Investors will enter into a Registration Rights Agreement at the initial closing (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to the Investors with respect to their Shares and the shares of Common Stock underlying their Common Warrants and Pre-Funded Warrants (collectively, the “Warrants”) (as further described below).

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Securities Purchase Agreement, and subject to certain exceptions, the Company agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, until the later of (x) 90 days following the initial closing date of the Private Placement and (y) the effective date of the registration statement covering the resale of the Shares and shares of Common Stock underlying the Warrants. The Company also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) until the earlier of one year following the initial closing of the Private Placement and the date that no Common Warrants are outstanding.

The Private Placement is anticipated to close in two closings with the initial closing expected on January 23, 2024 and the second closing expected on February 5, 2024, in each case, subject to customary closing conditions. The Company anticipates receiving upfront gross proceeds from the Private Placement of $20.4 million, before deducting fees to the placement agent and other offering expenses payable by the Company, with the potential to receive up to an additional approximately $34.2 million upon exercise of the Warrants for an aggregate of up to approximately $55 million.

Warrants

The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance and remain exercisable until exercised in full.

The Tranche A Common Warrants are exercisable immediately upon issuance and will expire on the earlier of (i) 5:00 p.m. (New York City time) on December 31, 2024 and (ii) 30 days following the Company’s public disclosure of topline results from the Company’s Phase 2b clinical trial in patients with acute pancreatitis (“AP”) (also referred to as the “CARPO” trial). The Tranche A Common Warrants may be exercised to purchase shares of Common Stock (or, for certain investors, in lieu of shares, Pre-Funded Warrants) at an exercise price per share equal to $5.36 (or $5.3599 per Pre-Funded Warrant).

The Tranche B Common Warrants are exercisable immediately upon issuance and will expire on the earlier of (i) 5:00 p.m. (New York City time) on December 31, 2026 and (ii) 30 days following the Company’s public disclosure of topline results from the Company’s planned Phase 2 clinical trial in patients with acute kidney injury (“AKI”). The Tranche B Common Warrants may be exercised to purchase shares of Common Stock (or, for certain investors, in lieu of shares, Pre-Funded Warrants) at an exercise price per share equal to $7.15 (or $7.1499 per Pre-Funded Warrant).

A holder of Warrants may not exercise any portion of such Warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder 9.99% or 19.99%) of the outstanding Common Stock immediately after exercise.

Registration Rights

Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Registration Statement”) with Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and shares of Common Stock underlying the Warrants no later than 30 days after the date of the Registration Rights Agreement (the “Filing Date”), and to use commercially reasonable efforts to have the Registration Statement declared effective as promptly as possible thereafter, and in any event no later than 45 days following the Filing Date (or 75 days following the Filing Date in the event of a “full review” by the SEC) (the “Effectiveness Date”), and to keep the Registration Statement continuously effective until such date that all registrable securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

In the event (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the SEC an acceleration request for the Registration Statement within three trading days of the date that the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of the Registration Statement, the Company fails to file any required pre-effective amendment or otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten trading days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) the Registration Statement is not declared effective by the Effectiveness Date, or (v) after the effective date of the Registration Statement, it ceases for any reason to remain continuously effective as to the registrable securities, or the holders are otherwise not permitted to utilize the prospectus therein to resell the registrable securities, for more than ten consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, then, until the applicable event is cured, the Company shall pay to each holder an amount in cash, as partial liquidated damages and not as penalty, equal to the product of 1.0% multiplied by the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement, subject to certain limitations and exceptions set forth in the Registration Rights Agreement.

The Company has agreed to grant the Investors customary indemnification rights in connection with the Registration Statement. The Investors have also agreed to grant the Company customary indemnification rights in connection with the Registration Statement.

Placement Agent

JonesTrading Institutional Services LLC (“JonesTrading”) served as the Company’s exclusive placement agent in connection with the Private Placement and is entitled to a transaction fee of up to 5.00% of the aggregate gross proceeds of each closing of the Private Placement, payable in cash and/or, upon mutual agreement of the Company and JonesTrading, securities of the Company at each closing of the Private Placement. In addition, the Company agreed to pay certain expenses of JonesTrading and issue to JonesTrading or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 70,241 shares of Common Stock at the initial closing of the Private Placement and 8,108 shares of Common stock at the second closing of the Private Placement, in each case, at an exercise price equal to $0.0001 per share. The Placement Agent Warrants are exercisable immediately upon issuance and remain exercisable until exercised in full.

The foregoing descriptions of the Warrants, the form of Placement Agent Warrant, the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Warrants, the form of Placement Agent Warrant, the Securities Purchase Agreement and the Registration Rights Agreement which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition

Based on current estimates, as of December 31, 2023, the Company had cash, cash equivalents and short-term investments of $11.2 million. Based on the Company’s current operating plan, the Company believes the upfront net proceeds from the Private Placement combined with current cash, cash equivalents and short-term investments are expected to be sufficient to fund the Company’s ongoing and planned Phase 2 clinical trials for Auxora in AP and AKI, respectively. The aggregate net proceeds (assuming exercise of all Warrants) are expected to be sufficient to fund subsequent, potentially pivotal, clinical trials and other work in the Company’s AP and AKI programs.

These estimates are preliminary, unaudited and are subject to change upon completion of the Company’s financial statement closing procedures. The review of the Company’s financial statements for the year ended December 31, 2023 is ongoing and could result in changes to these amounts.

The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Item 3.02	Unregistered Shares of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the securities was made in reliance on the exemption afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The Shares, Warrants and Placement Agent Warrant (including the shares of Common Stock underlying the Warrants and Placement Agent Warrant) have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure.

On January 22, 2024, the Company issued a press release announcing the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

The information contained in Item 2.02 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding the timing, terms and completion of the Private Placement; expected gross proceeds from the Private Placement and any additional gross proceeds that may be received by the Company upon exercise, if any, of the Warrants; the expected use of proceeds from the Private Placement; the Company’s estimated cash, cash equivalents and short-term investments as of December 31, 2023; expectations that the aggregate net proceeds (if received) together with the Company’s estimated cash, cash equivalents and short-term investments would be sufficient to fund subsequent, potentially pivotal, clinical trials and other work in the Company’s AP and AKI programs; and the Company’s plans and expected timing with respect to its ongoing and planned clinical trials, including the milestones, data announcements, expected enrollment, potential benefits of and any other potential results related thereto. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the completion of the audit of the Company’s financial statements for the year ended December 31, 2023; the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora; the scope progress and expansion of developing and commercializing Auxora; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of the Company generally; the Company’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and elsewhere in the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at ir.calcimedica.com/financials-filings/sec-filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Tranche A Common Warrant

4.2	Form of Tranche B Common Warrant

4.3	Form of Pre-Funded Warrant

4.4	Form of Placement Agent Warrant

10.1*	Securities Purchase Agreement, dated January 19, 2024, by and among CalciMedica, Inc. and the persons party thereto

10.2	Form of Registration Rights Agreement by and among CalciMedica, Inc. and the persons party thereto

99.1	Press Release, dated January 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date: January 22, 2024	By:	/s/ A. Rachel Leheny, Ph. D.
	Name:	A. Rachel Leheny, Ph. D.
	Title:	Chief Executive Officer